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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-1 of Acushnet Holdings Corp. of our report dated June 17, 2016, except with respect to our opinion on the consolidated financial statements insofar as it relates to the stock split described in Note 23 as to which the date is October 14, 2016, relating to the consolidated financial statements which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 14, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM